UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BEMAX INC.
(Exact name of registrant as specified in charter)

Nevada	46-5540812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

625 Silver Oak Drive
Dallas, Georgia	30132
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

Title of each class to be so registered:Name of each exchange of which each class is to be registered
Not ApplicableNot Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General

Instruction A(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General

Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: Form S-1; SEC File Number: 333-197756

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.0001

(Title of Class)

ITEM 1.DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of securities contained in Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (File Number: 333-197756) is incorporated by reference into this registration statement.

ITEM 2.EXHIBITS.

The following Exhibits are incorporated herein by reference from the Registrant's Form S-1 Registration Statement filed with the Securities and Exchange Commission, SEC File Number 333-197756 on July 31, 2014. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit
No. Document Description

3.1Articles of Incorporation.
3.2Bylaws.
5.1Legal Opinion
23.1   Consent of Accountant
99.1   Subscription Agreement

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 12th day of February, 2016.

Date: February 12, 2016

BEMAX INC.

By: /s/ Taiwo Aimasiko

Taiwo Aimasiko,

President and C.E.O.